MASTER BOND TRUST

MASTER CORE BOND PORTFOLIO

SERIES NO. 2

FILE # 811-21434

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/25/2005	HRPT Properties Trust 5.75% 11/1/15	4,210,000	250,000,000

Merrill Lynch

RBC Capital Markets

Wachovia Securities

BNY Capital Markets

Banc of America Sec.

Brookstreet Sec.

Comerica Sec.

Ferris, Baker Watts

RBS Greenwich Capital

Harris Nesbitt

KeyBanc Capital Markets

McGinn, Smith & Co.

Morgan Keegan & Co.

Oppenheimer & Co.

PNC Capital Markets

Piper Jaffray

SG Corp & Investment Bank

Stifel, Nicolaus & Co.

SunTrust Robinson Humphrey

Wedbush Morgan Sec

Wells Fargo Sec.

12/7/2005	Istar Financial 5.80% 3/15/11	2,985,000	250,000,000	Merrill Lynch UBS Investment Bank HSBC RBC Capital Scotia Capital
12/9/2005	Burlington Northern Santa Fe 6.61% 12/15/55	5,715,000	500,000,000	Merrill Lynch Goldman Sachs Banc of America JP Morgan Barclays Capital Wachovia Securities
1/5/2006	Wellpoint Health Networks 5.85% 1/15/36 (aka. Anthem Inc.)	7,485,000	900,000,000

Banc of America

Citigroup

Goldman Sachs

Merrill Lynch

Credit Suisse First Boston

Deutsche Bank

Lehman Brothers

Morgan Stanley

UBS Investment Bank

BNP Paribas

Lazard Capital

Daiwa Securities

SunTrust Robinson

Wachovia Securities

Wells Fargo

1/10/2006	Oracle Corp. 5.25% 1/15/16	35,350,000	2,000,000,000

Citigroup Global Mkts

JP Morgan

Wachovia Capital

Banc of America

Credit Suisse

Deutsche Bank

Merrill Lynch

Morgan Stanley

Bear Stearns

HSBC Secs

KeyBanc Capital

LaSalle Financial

Lehman Brothers

Wells Fargo

Daiwa Secs

Mitsubishi UFJ Sec

Mizuho International

1/10/2006	Virginia Electric & Power Co. 6% 1/15/36	8,050,000	550,000,000	J.P. Morgan Lehman Brother Merrill Lynch KayBanc Capital LaSalle Financial Greenwich Capital BB&T Capital Mkts PNC Capital Mkts Scotia Capital
1/17/2006	National Gas Co Trinidad & Tobago 6.05% 1/15/36	3,780,000	400,000,000	Lehman Brothers Citigroup Global Mkts Caribbean Money Market Deutsche Bank Sec FirstCaribbean Int’l Bank Merrill Lynch
1/19/2006	Jefferies Group 6.25% 1/15/36	4,050,000	500,000,000	Jefferies & Co. Citigroup Merrill Lynch Banc of America BNY Capital Markets Keefe, Bruyette & Woods Wachovia Securities BNP Paribas HSBC
1/20/2006	Bank of Ireland 5.57% 1/20/16	10,700,000	800,000,000	Deutsche Bank Securities Lehman Brothers Merrill Lynch
2/9/2006	Verizon Communications 5.35% 2/15/11	5,840,000	500,000,000

Morgan Stanley

HSBC Securities

Merrill Lynch

Banc of America

Goldman Sachs

Lehman Brothers

Mitsubishi UFJ Sec

Wachovia Capital

Credit Suisse

UBS Securities

RBC Dain Rauscher

Greenwich Capital

Williams Group

Blaylock & Co

Ramirez & Co.

2/14/2006	Cisco Systems 5.50% 2/22/16	12,880,000	3,000,000,000

Citigroup Global Mkts

J.P. Morgan Sec

Merrill Lynch

Morgan Stanley

Banc of America

Deutsche Bank

Goldman Sachs

Barclays Capital

Credit Suisse Sec

HSBC Securities

Lehman Brothers

UBS Securities

Wachovia Capital Mkts

Wells Fargo Securities

2/14/2006	Weatherford International 5.50% 2/15/16	2,870,000	350,000,000	Banc of America Morgan Stanley & Co. UBS Securities Merrill Lynch
2/27/2006	UnitedHealth Group 5.80% 3/15/36	3,025,000	850,000,000

Citigroup Global Mkts

J.P. Morgan Sec.

Goldman Sachs

Banc of America

Deutsche Bank Sec.

Wachovia Capital

Wells Fargo

BNY Capital Markets

KeyBanc Capital

Lazard Capital

Lehman Brothers

Merrill Lynch

Piper Jaffray

BB&T Capital Markets

Fifth Third Securities

Greenwich Capital

LaSalle Financial

Mellon Financial

Morgan Keegan & Co

NatCity Investment

PNC Capital Markets

Williams Capital Group

2/27/2006	Comcast 6.45% 3/15/37	6,000,000	1,250,000,000

Deutsche Bank

Goldman Sachs

Merrill Lynch

ABN AMRO

Banc of America

Barclays Capital

BNP Paribas

BNY Capital Markets

Citigroup Global Mkts

Daiwa Sec.

Greenwich Capital

J.P. Morgan

Lazard Capital

Lehman Brothers

Morgan Stanley

SunTrust Capital

UBS Securities

Wachovia Securities

Guzman & Co.

M.R. Beal & Co.

Muriel Siebert & Co.

Samuel A. Ramirez

Williams Capital Group

2/27/2006	Comcast 5.90% 3/15/16	7,175,000	1,000,000,000

Deutsche Bank

Goldman Sachs

Merrill Lynch

ABN AMRO

Banc of America

Barclays Capital

BNP Paribas

BNY Capital Markets

Citigroup Global Mkts

Daiwa Sec.

Greenwich Capital

J.P. Morgan

Lazard Capital

Lehman Brothers

Morgan Stanley

SunTrust Capital

UBS Securities

Wachovia Securities

Guzman & Co.

M.R. Beal & Co.

Muriel Siebert & Co.

Samuel A. Ramirez

Williams Capital Group

3/7/2006	Anheuser-Busch Cos Inc 5.75% 4/1/36	3,070,000	300,000,000	J.P. Morgan Morgan Stanley UBS Investment Bank Banc of America Barclays Capital Citigroup Merrill Lynch SunTrust Robinson Humphrey
3/9/2006	MUFG Capital Finance 1 LTD 6.35% 7/29/49	4,395,000	2,300,000,000	Merrill Lynch J.P. Morgan Morgan Stanley UBS Limited Mitsubishi UFJ Deutsche Bank Nomura International

3/15/2006	Xerox Corp 6.40% 3/15/16	9,570,000	700,000,000	J.P. Morgan Goldman Sachs Citigroup Banc of America Bear Stearns Deutsche Bank Barclays Capital BNP Paribas Merrill Lynch
3/17/2006	Tyson Foods Inc 6.60% 4/1/16	4,470,000	1,000,000,000	Merrill Lynch Barclays Capital JP Morgan Rabo Securities Scotia Capital Stephens Inc. SunTrust Robinson Humphrey
3/20/2006	CIT Group Inc. 6.00% 4/1/16	2,900,000	500,000,000	Citigroup Goldman Sachs J.P. Morgan Banc of America Bear Stearns Merrill Lynch Morgan Stanley RBS Greenwich Capital Wachovia Securities Mizuho International Mitsubishi UFJ Securities